Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES

SECOND QUARTER 2018 EARNINGS RESULTS

ABILENE, Texas, July 19, 2018 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the second quarter of 2018 of $37.63 million, up $9.38 million when compared with earnings of $28.26 million in the same quarter last year. Basic earnings per share were $0.56 for the second quarter of 2018 compared with $0.43 in the same quarter a year ago. Contributing to the increase in net earnings and earnings per share in the current quarter when compared with the same quarter a year ago were the Kingwood acquisition (see below) and the recent enactment of tax legislation that reduced the corporate income tax rate from 35 percent to 21 percent. Without this tax adjustment, net earnings for the second quarter of 2018 would have been $32.95 million with an adjusted basic earnings per share of $0.49.

All amounts for the three and six months ended June 30, 2018, include the results of the Company’s recent acquisition of Commercial Bancshares, Inc. and its wholly-owned subsidiary, Commercial State Bank, Kingwood, Texas, which was effective January 1, 2018. As of the acquisition date, Commercial State Bank had total assets of approximately $390.20 million, total loans of approximately $271.50 million and total deposits of approximately $345.90 million.

Net interest income for the second quarter of 2018 was $67.61 million compared with $59.09 million in the same quarter of 2017. The net interest margin, on a taxable equivalent basis, was 3.92 percent in the second quarter of 2018 compared to 3.88 percent in the first quarter of 2018 and 4.05 percent in the second quarter of 2017. The decrease in the Company’s tax equivalent net interest margin in the current quarter when compared with the second quarter of 2017 resulted from the change in corporate tax rate from 35 percent to 21 percent and the corresponding effect of that change on the Company’s tax exempt bond portfolio. Included in interest income for the second quarter of 2018 was $581 thousand, or three basis points in net interest margin, related to discount accretion from fair value accounting related to the Kingwood and Orange acquisitions.

The provision for loan losses was $1.11 million in the second quarter of 2018 compared with $1.31 million in the first quarter of 2018 and $1.73 million in the second quarter of 2017. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.73 percent at June 30, 2018, compared with 0.66 percent at March 31, 2018, and 0.71 percent at June 30, 2017. Classified loans totaled $113.73 million at June 30, 2018, compared to $124.06 million at March 31, 2018, and $117.61 million at June 30, 2017.

Noninterest income increased 10.00 percent in the second quarter of 2018 to $25.49 million compared with $23.17 million in the same quarter a year ago. Trust fees increased $1.32 million to $7.07 million in the second quarter of 2018 compared with $5.75 million in the same quarter last year, primarily due to continued growth in the fair value of Trust assets managed to $5.40 billion from $4.73 billion a year ago. ATM, interchange and credit card fees increased 6.71 percent to $7.04 million compared with $6.60 million in the same quarter last year due to continued growth in debit cards. Service charges on deposits increased 10.08 percent to $5.38 million compared with $4.88 million in the same quarter a year ago due to continued growth in net new accounts. Offsetting these increases was a decrease in gains on sales of securities to $67 thousand in the second quarter of 2018 compared to $747 thousand in the same quarter a year ago.

Noninterest expense for the second quarter of 2018 totaled $47.14 million compared to $43.78 million in the second quarter of 2017. The Company’s efficiency ratio in the second quarter of 2018 was 49.42 percent compared with 49.32 percent in the same quarter last year. The increase in noninterest expense in the second quarter of 2018 was primarily a result of an increase in salary and employee benefit costs to $26.82 million compared to $23.47 million in the same quarter a year ago, primarily driven by the acquisition of Commercial State Bank, annual merit based pay increases and an increase in profit sharing expenses.

For the first half of 2018, net income increased to $72.15 million from $54.85 million for the same period a year ago. Basic earnings per share rose to $1.07 in the first half of 2018 from $0.83 in the same period of 2017. Net interest income increased to $133.06 million in the first half of 2018 from $116.11 million in the same period a year ago. The provision for loan losses totaled $2.42 million compared with $3.68 million in the first half of the previous year. Noninterest income was $49.91 million in the first half of 2018 compared with $44.46 million in the same period of 2017. Noninterest expense rose to $94.94 million in the first half of 2018 compared with $85.93 million during the same period last year.

As of June 30, 2018, consolidated assets for the Company totaled $7.69 billion compared to $7.57 billion at March 31, 2018, and $6.95 billion at June 30, 2017. Loans totaled $3.86 billion at June 30, 2018, compared with loans of $3.75 billion at March 31, 2018, and $3.46 billion at June 30, 2017. Deposits totaled $6.21 billion at June 30, 2018, compared to $6.19 billion at March 31, 2018, and $5.63 billion at June 30, 2017. Shareholders’ equity rose to $985.63 million as of June 30, 2018, compared with $969.81 million at March 31, 2018, and $887.44 million at June 30, 2017.

“We are very pleased to report increased earnings and stronger organic loan growth this quarter,” said F. Scott Dueser, Chairman, President and CEO. “Our recent acquisition of Commercial State Bank has contributed nicely to our bottom line and we continue to see good growth in trust fees. We are diligently pursuing other acquisition candidates to utilize our strong capital position. Also, in light of the recent increases in interest rates by the Federal Reserve, we are focused on increasing loan rates and minimizing expenses to offset the potential impact of rising rates on our interest expense.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 72 locations in Texas, following the close of this acquisition, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with seven locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

*****

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2018		2017
ASSETS	June 30,	Mar. 31,	Dec 31,	Sept. 30,	June 30,
Cash and due from banks	$178,217	$130,979	$209,583	$177,615	$163,435
Interest-bearing deposits in banks	99,499	67,060	162,764	166,820	53,336
Interest-bearing time deposits in banks	1,458	1,458	1,458	1,458	1,458
Fed funds sold	8,450	—	—	—	3,740
Investment securities	3,197,567	3,276,193	3,087,473	2,885,483	2,964,618
Loans	3,855,769	3,747,081	3,500,699	3,491,346	3,457,679
Allowance for loan losses	(49,951)	(49,499)	(48,156)	(47,922)	(47,410)

Net loans	3,805,818	3,697,582	3,452,543	3,443,424	3,410,269
Premises and equipment	130,366	126,446	124,026	125,668	123,620
Goodwill	171,565	171,565	139,971	139,971	139,971
Other intangible assets	3,620	4,004	1,172	1,384	3,149
Other assets	88,910	92,162	75,725	67,341	83,796

Total assets	$7,685,470	$7,567,449	$7,254,715	$7,009,164	$6,947,392

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$2,105,953	$2,111,116	$2,041,650	$1,949,174	$1,856,439
Interest-bearing deposits	4,104,654	4,079,647	3,921,311	3,748,286	3,770,170

Total deposits	6,210,607	6,190,763	5,962,961	5,697,460	5,626,609
Borrowings	456,935	372,155	331,000	351,435	379,324
Other liabilities	32,300	34,717	37,986	53,713	54,017
Shareholders’ equity	985,628	969,814	922,768	906,556	887,442

Total liabilities and shareholders’ equity	$7,685,470	$7,567,449	$7,254,715	$7,009,164	$6,947,392

	Quarter Ended
	2018		2017
INCOME STATEMENTS	June 30,	Mar. 31,	Dec 31,	Sept. 30,	June 30,
Interest income	$72,078	$69,082	$63,456	$62,554	$61,182
Interest expense	4,467	3,633	2,562	2,866	2,097

Net interest income	67,611	65,449	60,894	59,688	59,085
Provision for loan losses	1,105	1,310	1,440	1,415	1,725

Net interest income after provision for loan losses	66,506	64,139	59,454	58,273	57,360
Noninterest income	25,488	24,423	22,302	24,260	23,170
Noninterest expense	47,144	47,798	44,096	43,964	43,775

Net income before income taxes	44,850	40,764	37,660	38,569	36,755
Income tax expense	7,217	6,245	9,167	9,195	8,500
Tax benefit from tax rate change	—	—	(7,650)	—	—

Net income	$37,633	$34,519	$36,143	$29,374	$28,255

PER COMMON SHARE DATA
Net income – basic	$0.56	$0.51	$0.55	$0.44	$0.43
Net income – diluted	0.55	0.51	0.54	0.44	0.43
Cash dividends declared	0.21	0.19	0.19	0.19	0.19
Book Value	14.57	14.34	13.93	13.69	13.41
Market Value	$50.90	$46.30	$45.05	$45.20	$44.20
Shares outstanding – end of period	67,669,658	67,612,760	66,260,444	66,223,957	66,170,312
Average outstanding shares – basic	67,597,275	67,527,010	66,191,995	66,140,518	66,100,089
Average outstanding shares – diluted	67,924,168	67,799,545	66,428,871	66,417,281	66,344,943
PERFORMANCE RATIOS
Return on average assets	1.98%	1.84%	2.02%	1.65%	1.64%
Return on average equity	15.53	14.74	15.79	12.95	12.94
Return on average tangible equity	18.94	17.82	18.70	15.38	15.48
Net interest margin (tax equivalent)	3.92	3.88	4.00	3.94	4.05
Efficiency ratio	49.42	51.76	49.37	48.71	49.32

	Six Months Ended June 30,
INCOME STATEMENTS	2018	2017
Interest income	$141,160	$119,965
Interest expense	8,100	3,860

Net interest income	133,060	116,105
Provision for loan losses	2,415	3,675

Net interest income after provision for loan losses	130,645	112,430
Noninterest income	49,912	44,455
Noninterest expense	94,943	85,926

Net income before income taxes	85,614	70,959
Income tax expense	13,462	16,105

Net income	$72,152	$54,854

PER COMMON SHARE DATA
Net income – basic	$1.07	$0.83
Net income – diluted	1.06	0.83
Cash dividends declared	0.40	0.37
Book Value	14.57	13.41
Market Value	$50.90	$44.20
Shares outstanding – end of period	67,669,658	66,170,312
Average outstanding shares – basic	67,562,336	66,086,817
Average outstanding shares – diluted	67,867,965	66,362,191
PERFORMANCE RATIOS
Return on average assets	1.91%	1.61%
Return on average equity	15.14	12.84
Return on average tangible equity	18.39	15.41
Net interest margin (tax equivalent)	3.90	4.04
Efficiency ratio	50.57	49.49

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2018		2017
ALLOWANCE FOR LOAN LOSSES	June 30,	Mar. 31,	Dec 31,	Sept. 30,	June 30,
Balance at beginning of period	$49,499	$48,156	$47,922	$47,410	$46,192
Loans charged off	(949)	(471)	(1,440)	(1,180)	(1,174)
Loan recoveries	296	504	234	277	667

Net recoveries (charge-offs)	(653)	33	(1,206)	(903)	(507)
Provision for loan losses	1,105	1,310	1,440	1,415	1,725

Balance at end of period	$49,951	$49,499	$48,156	$47,922	$47,410

Allowance for loan losses / period-end loans	1.30%	1.32%	1.38%	1.37%	1.37%
Allowance for loan losses / nonperforming loans	182.31	209.80	259.11	243.57	210.95
Net charge-offs / average loans (annualized)	0.07	—	0.14	0.10	0.06
SUMMARY OF LOAN CLASSIFICATION
Special Mention	$34,557	$40,079	$37,079	$35,237	$27,999
Substandard	79,170	83,976	80,131	86,057	89,609
Doubtful	—	—	—	—	—

Total classified loans	$113,727	$124,055	$117,210	$121,294	$117,608

NONPERFORMING ASSETS
Nonaccrual loans	$26,685	$22,752	$17,670	$18,750	$21,489
Accruing troubled debt restructured loans	514	514	627	668	672
Accruing loans 90 days past due	200	327	288	257	314

Total nonperforming loans	27,399	23,593	18,585	19,675	22,475
Foreclosed assets	705	1,276	1,532	2,401	2,245

Total nonperforming assets	$28,104	$24,869	$20,117	$22,076	$24,720

As a % of loans and foreclosed assets	0.73%	0.66%	0.57%	0.63%	0.71%
As a % of end of period total assets	0.37	0.33	0.28	0.31	0.36
OIL AND GAS PORTFOLIO INFORMATION
Oil and gas loans	$103,381	$86,218	$60,164	$69,433	$70,187
Oil and gas loans as a % of total loans	2.68%	2.30%	1.72%	1.99%	2.03%
Classified oil and gas loans	5,001	10,485	20,346	21,817	24,404
Nonaccrual oil and gas loans	1,629	1,460	1,414	1,569	2,860
Net charge-offs for oil and gas loans	—	—	—	—	50
Allowance for oil and gas loans as a % of oil and gas loans	3.48%	3.64%	7.90%	6.03%	7.24%
CAPITAL RATIOS
Common equity Tier 1 capital ratio	18.68%	18.43%	18.66%	18.35%	17.56%
Tier 1 capital ratio	18.68	18.43	18.66	18.35	17.56
Total capital ratio	19.81	19.58	19.85	19.54	18.72
Tier 1 leverage	11.14	10.90	11.09	10.84	11.09
Equity to assets	12.82	12.82	12.72	12.93	12.77

	Quarter Ended
	2018		2017
NONINTEREST INCOME	June 30,	Mar. 31,	Dec 31,	Sept. 30,	June 30,
Trust fees	$7,070	$6,904	$5,891	$6,040	$5,747
Service charges on deposits	5,375	4,884	4,900	5,083	4,883
ATM, interchange and credit card fees	7,041	6,996	6,584	6,340	6,598
Real estate mortgage fees	3,951	2,933	3,613	3,891	4,188
Net gain on sale of available-for-sale securities	67	1,221	3	1,075	747
Net gain (loss) on sale of foreclosed assets	19	99	(8)	(11)	(72)
Net gain (loss) on sale of assets	—	(91)	(185)	(15)	(200)
Interest on loan recoveries	289	119	232	405	337
Other noninterest income	1,676	1,358	1,272	1,452	942

Total noninterest income	$25,488	$24,423	$22,302	$24,260	$23,170

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$24,545	$24,994	$22,760	$23,052	$22,508
Profit sharing expense	2,317	1,209	1,661	1,091	957
Net occupancy expense	2,806	2,883	2,439	2,711	2,771
Equipment expense	3,440	3,516	3,369	3,294	3,665
FDIC insurance premiums	632	566	560	561	550
ATM, interchange and credit card expenses	2,205	2,143	1,935	2,001	1,803
Legal, tax and professional fees	2,308	2,807	2,580	2,396	2,526
Audit fees	439	411	338	356	379
Printing, stationery and supplies	612	486	567	449	536
Amortization of intangible assets	384	387	136	143	165
Advertising and public relations	1,576	1,575	1,689	1,527	1,576
Operational and other losses	305	566	553	1,081	574
Software amortization and expense	479	524	1,056	742	995
Other noninterest expense	5,096	5,731	4,453	4,560	4,770

Total noninterest expense	$47,144	$47,798	$44,096	$43,964	$43,775

TAX EQUIVALENT YIELD ADJUSTMENT	$2,289	$2,467	$6,125	$6,312	$6,509

	Six Months Ended June 30,
NONINTEREST INCOME	2018	2017
Trust fees	$13,975	$11,764
Service charges on deposits	10,259	9,433
ATM, interchange and credit card fees	14,037	12,762
Real estate mortgage fees	6,884	7,605
Net gain (loss) on sale of available-for-sale securities	1,288	750
Net gain (loss) on sale of foreclosed assets	118	(31)
Net gain (loss) on sale of assets	(91)	(196)
Interest on loan recoveries	408	491
Other noninterest income	3,034	1,877

Total noninterest income	$49,912	$44,455

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$49,539	$44,741
Profit sharing expense	3,526	1,983
Net occupancy expense	5,689	5,370
Equipment expense	6,957	7,102
FDIC insurance premiums	1,199	1,097
ATM, interchange and credit card expenses	4,348	3,516
Legal, tax and professional fees	5,115	5,004
Audit fees	851	798
Printing, stationery and supplies	1,098	974
Amortization of intangible assets	771	333
Advertising and public relations	3,151	3,119
Operational and other losses	871	1,559
Software amortization and expense	1,003	1,495
Other noninterest expense	10,825	8,835

Total noninterest expense	$94,943	$85,926

TAX EQUIVALENT YIELD ADJUSTMENT	$4,755	$13,058

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended June 30, 2018			Three Months Ended Mar. 31, 2018
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$2,228	$13	2.32%	$6,215	$27	1.78%
Interest-bearing deposits in nonaffiliated banks	59,373	258	1.74	160,399	613	1.55
Taxable securities	2,007,949	12,719	2.53	1,826,391	11,354	2.49
Tax exempt securities	1,281,757	12,001	3.75	1,352,235	12,559	3.72
Loans	3,797,341	49,376	5.22	3,748,561	46,995	5.08

Total interest-earning assets	7,148,648	$74,367	4.17%	7,093,801	$71,548	4.09%
Noninterest-earning assets	486,837			497,049

Total assets	$7,635,485			$7,590,850

Interest-bearing liabilities:
Deposits	$4,076,522	$4,005	0.39%	$4,139,324	$3,519	0.34%
Fed funds purchased and other borrowings	434,239	462	0.43	357,414	113	0.13

Total interest-bearing liabilities	4,510,761	$4,467	0.40%	4,496,738	$3,632	0.33%
Noninterest-bearing liabilities	2,152,451			2,144,065
Shareholders’ equity	972,273			950,047

Total liabilities and shareholders’ equity	$7,635,485			$7,590,850

Net interest income and margin (tax equivalent)		$69,900	3.92%		$67,916	3.88%

	Three Months Ended Dec. 31, 2017			Three Months Ended Sept. 30, 2017
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$1,192	$5	1.52%	$2,467	$9	1.43%
Interest-bearing deposits in nonaffiliated banks	186,355	645	1.37	198,322	629	1.26
Taxable securities	1,562,744	8,977	2.30	1,492,246	8,074	2.16
Tax exempt securities	1,405,327	16,259	4.63	1,477,559	16,884	4.57
Loans	3,483,939	43,695	4.98	3,468,524	43,270	4.95

Total interest-earning assets	6,639,557	$69,581	4.16%	6,639,118	$68,866	4.12%
Noninterest-earning assets	441,645			431,070

Total assets	$7,081,202			$7,070,188

Interest-bearing liabilities:
Deposits	$3,795,808	$2,465	0.26%	$3,728,442	$2,228	0.24%
Fed funds purchased and other borrowings	343,683	97	0.11	524,357	638	0.48

Total interest-bearing liabilities	4,139,491	$2,562	0.25%	4,252,799	$2,866	0.27%
Noninterest-bearing liabilities	2,033,580			1,917,681
Shareholders’ equity	908,131			899,708

Total liabilities and shareholders’ equity	$7,081,202			$7,070,188

Net interest income and margin (tax equivalent)		$67,019	4.00%		$66,000	3.94%

	Three Months Ended June 30, 2017
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$5,229	$8	0.64%
Interest-bearing deposits in nonaffiliated banks	45,043	112	1.00
Taxable securities	1,494,187	8,343	2.23
Tax exempt securities	1,528,760	17,414	4.56
Loans	3,418,105	41,814	4.91

Total interest-earning assets	6,491,324	$67,691	4.18%
Noninterest-earning assets	428,245

Total assets	$6,919,569

Interest-bearing liabilities:
Deposits	$3,803,412	$1,930	0.20%
Fed funds purchased and other borrowings	372,910	167	0.18

Total interest-bearing liabilities	4,176,322	$2,097	0.20%
Noninterest-bearing liabilities	1,867,596
Shareholders’ equity	875,651

Total liabilities and shareholders’ equity	$6,919,569

Net interest income and margin (tax equivalent)		$65,594	4.05%

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$4,210	$40	1.92%	$4,384	$11	0.50%
Interest-bearing deposits in nonaffiliated banks	109,607	871	1.60	89,552	386	0.87
Taxable securities	1,917,671	24,073	2.51	1,431,110	15,774	2.20
Tax exempt securities	1,316,801	24,560	3.73	1,529,183	34,975	4.57
Loans	3,773,085	96,371	5.15	3,393,986	81,877	4.86

Total interest-earning assets	7,121,374	$145,915	4.13%	6,448,215	$133,023	4.16%
Noninterest-earning assets	489,356			437,550

Total assets	$7,610,730			$6,885,765

Interest-bearing liabilities:
Deposits	$4,107,750	$7,524	0.37%	$3,806,157	$3,520	0.19%
Fed funds purchased and other short term borrowings	396,039	576	0.29	410,355	340	0.17

Total interest-bearing liabilities	4,503,789	$8,100	0.36%	4,216,512	$3,860	0.18%
Noninterest-bearing liabilities	2,145,719			1,807,896
Shareholders’ equity	961,222			861,357

Total liabilities and shareholders’ equity	$7,610,730			$6,885,765

Net interest income and margin (tax equivalent)		$137,815	3.90%		$129,163	4.04%